Exhibit 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350


     In connection with the accompanying Annual Report on Form 10-K/A-2 of Paragon Financial Corporation (kna New Market Latin America, Inc.) for the year ended December 31, 2004, I, Aubrey Brown, President and Chief Executive Officer of Paragon Financial Corporation (kna New Market Latin America, Inc.), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

a) such Annual Report on Form 10-K/A-2 of Paragon Financial Corporation (kna New Market Latin America, Inc.) for the year ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b) the information contained in such Annual Report on Form 10-K/A-2 of Paragon Financial Corporation (kna New Market Latin America, Inc.) for the year ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of Paragon Financial Corporation (kna New Market Latin America, Inc.)





                            /s/ Aubrey Brown
                                ----------------
                                Aubrey Brown, Chief Executive Officer,
                                President

Date:    October 7, 2008



A signed original of this written statement required by Section 906 has been provided to The Saint James Company and will be retained by The Saint James Company and furnished to the Securities and Exchange Commission or its staff upon request.